UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 11, 2016
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On April 11 2016, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced that Jonathan Zung, Ph.D., has been named group president, Clinical Development & Commercialization Services for Covance Drug Development, effective April 5, 2016. Zung joins LabCorp from UCB, where he was vice president and head of Global Clinical Sciences and Operations, with responsibility for clinical operations, data management, statistical sciences, contracting, medical writing and operational excellence across the United States, Europe and Asia.
Zung will lead a global organization with employees in 60 countries spanning all phases of clinical development and global market access services. Over the past five years, Covance has managed more than 1200 clinical trials in 13 distinct therapeutic areas. Covance has worked on each of the top 50 medicines on the market today, and every oncology medicine approved in 2015. He will be located in Princeton, N.J.

Zung has more than 20 years of pharmaceutical development experience and has led and overseen large-scale development projects in oncology, immunology, cardiovascular disease and other major therapeutic areas. Before joining UCB, he was vice president and head of Global Development Operations at Bristol-Myers Squibb, where he led a 1,400-person organization that managed clinical trials from Phase II through registration. He also held several positions of increasing responsibility at Pfizer Global Research and Development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

April 11, 2016